FIRST SUPPLEMENTAL INDENTURE, dated as of January 29, 1990, between FIRST UNION CORPORATION OF FLORIDA, a corporation duly organized and existing under the laws of the State of Florida ("First Union Florida"), having its principal offices at 200 West Forsyth Street, Jacksonville, Florida, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association duly organized and existing under the laws of the United State of America, as Trustee (the "Trustee").

     WHEREAS, Florida National Banks of Florida, Inc. ("Florida National") has heretofore executed and delivered to the Trustee an Indenture, dates as of May 1, 1987 (the "Indenture"), providing for the issuance of $75,000,000 aggregate principal amount of its 9 7/8% Subordinated Capital Notes Due 1999 (herein and therein called the "Securities"); and

     WHEREAS, effective as of the date of this First Supplemental Indenture, Florida National merged with and into First Union Florida; and

     WHEREAS, Section 801(1) of the Indenture provides for the execution of an indenture supplemental to the Indenture, in form satisfactory to the Trustee, to evidence the succession of any successor corporation to Florida National under the Indenture and the assumption by such successor corporation of the covenants of Florida National in the Indenture and in the Securities contained; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of First Union Florida, as the successor corporation to Florida National under the Indenture, in accordance with its terms, have been done.

     NOW, THEREFORE, First Union Florida and the Trustee hereby agree as follows:

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1.   From and after the date of this First Supplemental Indenture, First Union
     Florida shall for all purposes be deemed to be the "Company", as such term is defined in the Indenture and the Securities, as if First Union Florida was originally so named in the Indenture and the Securities, and, as such, First Union Florida hereby expressly assumes, from and after the date of this First Supplemental Indenture, the due and punctual payment of the principal and interest on all of the Securities and the performance of every covenant of the Indenture, as supplemented by this First Supplemental Indenture, on the part of the Company to be performed or observed.

2. From and after the date of this First Supplemental Indenture, the Holder of each Security Outstanding as of the date hereof shall have the right to receive securities of First Union Florida on the Exchange Date for such Security with a Market Value equal to the principal amount of such Security, in accordance with and subject to the provisions set forth in Article Thirteen of the Indenture, as amended by this First Supplemental Indenture.

3. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

4. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this First Supplemental Indenture.

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5.   The recitals contained in this First Supplemental Indenture shall be taken as statements of First Union Florida, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

6. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

7. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

8. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first above written.

                                            FIRST UNION CORPORATION OF FLORIDA
ATTEST:

/s/ T.V. Adams                              By:  /s/ Kent Hathaway
-----------------------------------------        -------------------------------
Title: Assistant Secretary                       Title: Vice President

[CORPORATE SEAL]

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            as Trustee
ATTEST:


                                            By:
-----------------------------------------        -------------------------------
Title: Assistant Vice President                  Title: Assistant Vice President